                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of eLoyalty Corporation, which is incorporated by reference in eLoyalty Corporation's Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
August 27, 2001